UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2017

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Repros Therapeutics Inc. (the “Company”) previously reported that on May 11, 2017, the Company received a letter from NASDAQ notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Capital Market. NASDAQ Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, the Company reported stockholders’ equity of approximately $1.6 million, which is below the minimum stockholders’ equity required for continued listing pursuant to NASDAQ Listing Rule 5550(b)(1). Further, as of May 11, 2017, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations and did not comply with the NASDAQ Listing Rules.

The Company is evaluating various courses of actions to regain compliance and has submitted to NASDAQ a plan to regain compliance. On July 19, 2017, the Company was notified by NASDAQ that the Company’s common stock will remain listed on NASDAQ through at least September 30, 2017, during which time the Company will seek to take actions to regain compliance. If, prior to such date, the Company does not regain compliance, but provides additional information as to a plan to do so, the Company may be eligible for an extension of the September 30 date, through early November. However, there can be no assurance that the Company will be granted this additional time, or that the Company will ultimately be able to regain compliance.

If the Company is not able to regain compliance, the NASDAQ staff will provide written notice that the Company’s securities will be subject to delisting. At that time, the Company may appeal the NASDAQ staff’s determination to delist its securities to a NASDAQ Listing Qualifications Panel. There can be no assurance that the Company will be able to maintain its NASDAQ listing.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Kathi Anderson
Kathi Anderson Chief Financial Officer

Dated: July 21, 2017

3